Exhibit 99.2

Aureus Greenway Holdings Inc. Announces the Closing of its Initial Public Offering

Kissimmee, FL – February 13, 2025 (GlobeNewswire) — Aureus Greenway Holdings Inc. (the “Company”) (NASDAQ: AGH), an owner and operator of daily fee golf country clubs in the state of Florida, announced today the closing of its initial public offering (the “Offering”) of 3,750,000 shares of its common stock at a public offering price of $4.00 per share for total gross proceeds of $15,000,000, before deducting underwriting discounts and other offering expenses. The shares of common stock of the Company began trading on the Nasdaq Capital Market on February 12, 2025, under the ticker symbol “AGH.” The Offering consisted of 3,000,000 shares of common stock from the Company and 750,000 shares of common stock from certain selling stockholders. The Company did not receive any proceeds from any sale of shares by the selling stockholders.

Dominari Securities, LLC acted as lead underwriter, with Revere Securities LLC acting as the co-underwriter. Ortoli Rosenstadt LLP acted as U.S. securities counsel to the Company, and Sichenzia Ross Ference Carmel LLP acted as U.S. securities counsel to the underwriters, in connection with the Offering.

A registration statement on Form S-1 relating to the Offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) (File Number: 333- 280340), as amended, and was declared effective by the SEC on November 12, 2024 and declared effective by the SEC on a post-effective basis on February 10, 2025. The Offering is being made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the Offering, when available, may be obtained from Dominari Securities LLC by email at info@dominarisecurities.com, by standard mail to Dominari Securities LLC, 725 Fifth Avenue, 23rd Floor, New York, NY 10022, or by calling (212) 393-4500. In addition, copies of the final prospectus relating to the Offering, when available, may be obtained via the SEC’s website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aureus Greenway Holdings Inc.

Aureus Greenway Holdings Inc. owns and operates daily fee golf country clubs in the state of Florida that are designed to appeal to a wide-ranging population. The combination of our strategic locations and approachable golf-courses attracts both local and tourist demographics, allowing us to offer a variety of golf experiences while capturing a broad share of discretionary leisure spending. For more information, please visit our website at www.aureusgreenway.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, the Company’s statements regarding the expected trading of its common stock on the Nasdaq Capital Market and the closing of the Offering. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com